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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                           CRL Network Services, Inc.

     ONE:   The name of this corporation is CRL Network Services, Inc.

     TWO:   The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE: The name and address in this state of the corporation's initial agent for service of process is:

               James C. Couch, 11 San Rafael Ave., San Anselmo, Ca. 94960-2119

     FOUR: This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is one hundred thousand (100,000) shares.

     FIVE: The names and addresses of the persons who are appointed to act as the initial directors of this corporation are:

               James G. Couch
               P.O. Box 326  Larkspur, CA  94977

               Michelle Vogel
               P.O. Box 326, Larkspur, CA  94977

     SIX:   The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     SEVEN: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach or duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.



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        IN WITNESS WHEREOF, the undersigned, being all the persons named above as the initial directors, have executed these Articles of Incorporation.

Dated:  9/30/93

                               /S/ James G. Couch
                               ---------------------
                                 James G. Couch

                               /S/ Michelle Vogel
                               ---------------------
                                 Michelle Vogel

        The undersigned, being all the persons named above as the initial directors, declare that they are the persons who executed the foregoing Articles of Incorporation, which execution is their act and deed.

Dated:  9/30/93

                               /S/ James G. Couch
                               ---------------------
                                 James G. Couch

                               /S/ Michelle Vogel
                               ---------------------
                                 Michelle Vogel



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                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                          OF CRL NETWORK SERVICES, INC.

        James G. Couch Certifies that:

        1. He is the President and Secretary of CRL Network Services, Inc., a California Corporation.

        2. Article Four of the Articles of Incorporation is amended to read in full as follows:

               FOUR. The corporation is authorized to issue two hundred million (200,000,000) shares of Common Stock of one class. Upon the amendment of this article, each outstanding share is split into 20 shares.

        3. The amendment herein set forth has been duly approved by the board of directors.

        4. The corporation has only one class of shares outstanding and the amendment effects only a stock split.

        5. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance to Section 902, California Corporations Code. The total number of outstanding shares is 2,781,600. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                                            /S/ James G. Couch
                                            -----------------------------------
                                            JAMES G. COUCH
                                            President and Secretary

        The undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

        Executed at San Francisco, California on December 2nd, 1998.

                                            /S/ James G. Couch
                                            -----------------------------------
                                            JAMES G. COUCH



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                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                          OF CRL NETWORK SERVICES, INC.

        James G. Couch Certifies that:

        1. He is the President and Secretary of CRL Network Services, Inc., a California Corporation.

        2. Article Four of the Articles of Incorporation is amended to read in full as follows:

               FOUR. The corporation is authorized to issue fifty million (50,000,000) shares of Common Stock of one class. Upon the amendment of this article, each outstanding share is split into 2,318 shares.

        3. The amendment herein set forth has been duly approved by the board of directors.

        4. The corporation has only one class of shares outstanding and the amendment effects only a stock split. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance to Section 902, California Corporations Code. The total number of outstanding shares is 1,200. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                                            /S/ James G. Couch
                                            -----------------------------------
                                            JAMES G. COUCH
                                            President and Secretary

        The undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

        Executed at San Francisco, California on August 8, 1997.

                                            /S/ James G. Couch
                                            -----------------------------------
                                            JAMES G. COUCH